EXHIBIT 4.4


                   ENRON OIL & GAS COMPANY
                       P.O. Box 4362
                Houston, Texas   77210-4362

           NON-QUALIFIED STOCK OPTION AGREEMENT


      Agreement made as of the Grant Date, between ENRON OIL
&  GAS COMPANY, a Delaware corporation (the "Company"),  and
Employee Name ("Employee").

      To  carry  out  the purposes of the Enron  Oil  &
Gas Company 1992 Stock Plan (the "Plan"), a copy of which is attached hereto as Exhibit A and incorporated herein by reference as a part of this Option, by affording Employee the opportunity to purchase shares of the common stock of the Company ("Stock"), and in consideration of the mutual agreements and other terms and provisions set forth herein and in the Plan, the Company and Employee hereby agree as follows:

     1.   GRANT  OF OPTION.  The Company hereby
irrevocably grants  to  Employee  the  right and  option
("Option") to purchase all or any part of an aggregate of 0,000 shares of Stock, on the terms and conditions set forth herein and in the Plan, the terms of which are incorporated as though fully stated herein. In the event of a conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control. This Option shall not constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      2.  PURCHASE  PRICE.   The  purchase  price  of
Stock purchased pursuant to the exercise of this Option shall be $00.00 per share.

      3.   EXERCISE  OF  OPTION.   Subject  to  the
earlier expiration of this Option as herein provided, and
subject to provisions of the Plan providing for the
disposition of  the Options  upon  the occurrence of
certain transactions,  this Option  may be exercised, by
written notice to the  Company, at  any  time and from
time to time after the date of  grant hereof,  but this
Option shall not be exercisable  for  more than  a
percentage of the aggregate number of shares offered by
this Option determined by the number of full years  from
the  date  of  grant  hereof to the date  of  such
exercise ("vested  shares"),  in  accordance  with   the
following schedule:


                                        Percentage of
    Number of Full Years              Shares Purchasable
     Less than  1 year . . . . . . .          0%
                1 year . . . . . . .         25%
                2 years . . . . . . .        50%
                3 years . . . . . . .        75%
                4 years and after. . .      100%

This  option is not transferable by Employee otherwise
than by  will or the laws of descent and distribution, and
may be exercised  only by Employee during Employee's
lifetime  and while  Employee  remains an employee of the
Company,  except that  if  Employee's Employment with the
Company  terminates because  of  death,  Disability,
Retirement  or  Involuntary Termination, Employee,
Employee's estate or the  person  who acquires this Option
by bequest or inheritance by reason  of the  death of
Employee, may exercise the Option at any  time during  the
period of twelve months following the  date  of Employee's
death,  Disability,  Retirement  or  Involuntary
Termination,  up  to the number of vested  shares  of
Stock Employee  was entitled to hereunder as of the date
of  such event resulting in Employee's termination less
the number of shares  of Stock previously purchased
hereunder.  Except  as provided  herein,  this Option
shall expire  and  no  longer shallbe   exercisable  upon
Employee's  termination of Employment.

     This Option shall not be exercisable in any event
after the  expiration of ten years from the date of grant
hereof. This  Option may be exercised in whole or in part
from  time to time by written request to the Company,
attention of such officer  as is then responsible for
administering agreements of  this nature.  Payment in
full, including applicable  tax withholding amounts, by
cashier's check payable to Enron Oil & Gas Company shall
be made at the time of each exercise or, if Employee so
elects and the Committee hereinafter referred to  so
permits,  payment  of the  exercise  price  and  any
applicable tax withholding amounts may be made, in whole
or in  part, by delivery of a number of shares of Stock,
other awards,  other property or any combination thereof
having  a fair  market  value  equal  to such  option
price  or  part thereof;  provided that the fair market
value  of  Stock  so delivered  shall be equal to the
closing price of the  Stock as  reported in the "NYSE --
Composite Transactions" section of  the  Midwest Edition
of The Wall Street Journal  on  the date  of actual
receipt by the Company of the written notice exercising
this Option or, if no prices are so reported  on such day,
on the last preceding day on which such prices  of Stock
are  so  reported.  No fraction of a share  of  Stock
shall be issued by the Company upon exercise of an Option
or accepted  by  the Company in payment of the  exercise
price thereof;  rather, Employee shall provide a
cashier's  check for  such cash amount as is necessary to
effect the issuance and  acceptance of only whole shares
of Stock.   Unless  and until a certificate or
certificates representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee's death or incapacity) shall not be or have any of the rights or privileges of a Stockholder of the Company with respect to shares acquirable upon an exercise of this Option.

    4. LIMITATION OF EXERCISE. Notwithstanding anything to the contrary herein, if Employee is then an officer, director or Affiliate of the Company, this Option may not be exercised prior to the expiration of six months from the date of grant hereof.

     5.   STATUS OF STOCK.  The Company intends to
register for  issue under the Securities Act of 1933, as
amended (the "Act"), the shares of Stock acquirable upon
exercise of this Option,  and to keep such registration
effective  throughout the  period  this Option is
exercisable.  In the absence  of such  effective
registration or an available exemption  from registration
under  the Act, delivery of  shares  of  Stock acquirable
upon  exercise of this Option shall  be  delayed until
registration  of  such  shares  is  effective  or  an
exemption from registration under the Act is available.
The Company  intends to use its best efforts to ensure
that  no such   delay  will  occur.   In  the  event
exemption from registration under the Act is available upon an exercise of this Option, Employee (or the person permitted to exercise this Option in the event of Employee's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

     No sale or disposition of shares of Stock acquired
upon exercise of this Option shall be made in the absence
of  an effective registration statement with respect to
such shares under  the Act unless an opinion of counsel
satisfactory  to the Company  that  such  sale  or
disposition  will not constitute  a  violation of the Act
or any other  applicable securities  laws  is  first
obtained.   In  the  event  that Employee proposes to sell
or otherwise dispose of shares  of Stock   in  such  a
manner that an exemption from the registration requirements of the Act is unavailable for such sale or disposition, and upon request to the Company by Employee, the Company, at its sole cost and expense, shall cause a registration statement to be prepared and filed with respect to such sale or disposition by Employee and shall use its best efforts to have such registration statement declared effective, and, in connection therewith, shall execute and deliver such documents as shall be necessary, including, without limitation, agreements providing for indemnification of underwriters for any loss or damage incurred in connection with such sale or disposition.

     The certificates representing shares of Stock acquired under this Option may bear such legend as the Company deems appropriate, referring to the provisions of this Paragraph 5.

      6.    EMPLOYMENT  RELATIONSHIP.   Employee  shall be
considered to be in the Employment of the Company as long as Employee remains an employee of either the Company or an Affiliate of the Company. If the employer of the Employee ceases being an Affiliate of the Company for any reason, the employment of the Employee will be deemed to be terminated. Any question as to whether and when there has been a termination of such Employment, and the cause of such termination, shall be determined by the Committee in its sole discretion, and its determination shall be final.

     7. BINDING EFFECT. This agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by the Chairman, President and CEO, and Employee has executed this Agreement, effective as of the day and year first above written.
                                  ENRON OIL & GAS COMPANY


                               By ________________________
                               Chairman, President and CEO


                                  ________________________
                                  Employee